UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2024 ( August 12, 2024)

HERITAGE COMMERCE CORP

(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

224 Airport Parkway, San Jose, California	95110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 947-6900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	HTBK	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

ITEM 5.02	Departure of Directors or Certain Officers

On August 12, 2024, Heritage Commerce Corp (the “Company”), the holding company for Heritage Bank of Commerce (the “Bank”) received notice from Director Ranson W. Webster, announcing that Mr. Webster would retire and withdraw as a director of the Company effective as of October 1, 2024. Following Mr. Webster’s retirement, he will be entitled to receive certain benefits pursuant to a First Amended and Restated Director Compensation Benefits Agreement dated December 29, 2008 (“Benefits Agreement”). A copy of the Benefits Agreement is filed as Exhibit 10.16 to the Company’s Annual Report on Form 10-K as of and for the fiscal year ended December 31, 2023. A summary of the Benefits Agreement is set forth at page 17 of the Company’s the Definitive Proxy Statement on Schedule 14A, filed in connection with the Company’s 2024 Annual Meeting of Shareholders, and both the Benefits Agreement and the summary thereof are incorporated by reference herein.

ITEM 9.01	Financial Statements and Exhibits

Exhibit	Title

10.1	First Amended and Restated Director Compensation Benefits Agreement dated December 29, 2008, filed as Exhibit 10.16 to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (SEC File No. 000-23877)
99.1	Press Release dated August 15, 2024, entitled “Ranson W. Webster to Retire from Heritage Commerce Corp Board of Directors and Julianne M. Biagini-Komas to be named Vice Chairman of the Board”
104	Cover Page Interactive Data File (embedded within XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 15, 2024

Heritage Commerce Corp

By:	/s/ Lawrence D. McGovern
Name: Lawrence D. McGovern
Executive Vice President and Chief Financial Officer

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